UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

Background

As previously reported, on November 20, 2009 (the “Petition Date”), GSI Group Inc. (the “Company”) and two of its United States subsidiaries, GSI Group Corporation (“GSI”) and MES International, Inc. (“MES” and, collectively with the Company and GSI, the “Debtors”), filed a Joint Chapter 11 Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Court”), which plan, pursuant to a plan support agreement, was supported by eight of the ten beneficial holders (the “Consenting Noteholders”) of GSI’s 11% Senior Notes due 2013 in the principal amount of $210 million (the “Senior Notes”). Following the Petition Date, the Debtors have continued to operate their business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Also, as previously reported, on May 14, 2010, the Debtors entered into a revised plan support agreement with the Official Committee of Equity Holders (the “Equity Committee”) in the Debtors’ cases under the Bankruptcy Code (the “Chapter 11 Cases”), the individual members of the Equity Committee (the “Committee Members”) and the Consenting Noteholders (the “May Plan Support Agreement”) and filed a modified Joint Chapter 11 Plan of Reorganization (the “May Plan”), as contemplated by such agreement.

On May 24, 2010, the Debtors filed with the Court the Final Fourth Modified Joint Chapter 11 Plan of Reorganization for the Debtors, which was further supplemented on May 27, 2010 to provide for minor modifications to the May Plan (as supplemented, the “Final Plan”).

Confirmation of the Final Plan

On May 27, 2010, the Court entered an order (the “Confirmation Order”) confirming and approving the Final Plan and the Plan Documents (as defined in the Final Plan). A copy of the Confirmation Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The effective date (the “Effective Date”) for the Debtors’ emergence from the Chapter 11 Cases is expected to be on or before July 23, 2010. However, the consummation of the Final Plan is subject to certain conditions that the Debtors must satisfy prior to the Effective Date, including, among others: (i) the execution and effectiveness of the new indenture governing the New Senior Secured Notes (as hereafter defined), which has been filed with the Court as a Plan Document and agreed upon by the Debtors and the Consenting Noteholders (the “New Indenture”), (ii) the execution and effectiveness of certain security documents related to the New Indenture, (iii) the confirmation and recognition by the Court of Queen’s Bench of New Brunswick of the Confirmation Order, (iv) the execution, as applicable, of all Plan Documents, (v) the consummation of the Rights Offering (as defined in the Final Plan) and Backstop Commitment (as defined in the Final Plan); and (vi) the occurrence of the Effective Date on or before July 23, 2010 (as such date may be extended pursuant to the May Plan Support Agreement). In addition, the Debtors must perform various other administrative actions in conjunction with emergence from the Chapter 11 Cases. These conditions may be waived only as set forth in the May Plan Support Agreement. There can be no assurance that the Debtors will satisfy these conditions, complete such required actions and emerge from the Chapter 11 Cases within the Debtors’ anticipated timeframe or at all.

Material Features of the Final Plan

The following is a summary of the material features contemplated to occur either pursuant to or in connection with the Effective Date. This summary only highlights certain of the substantive provisions of the Final Plan and is not intended to be a complete description of the Final Plan. This summary is qualified in its entirety by reference to the full text of the Final Plan, as confirmed, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Under the Final Plan, the Company’s existing shareholders (including those shareholders who may also be noteholders) would retain an ownership in the Company of between 49.3% and 87.3% of the Company’s post-reorganization common shares, subject to the release and distribution of new common shares placed in reserve until resolution of certain pending litigation unrelated to the Chapter 11 Cases and depending on the level of shareholder participation in the proposed Rights Offering. Under the terms of the Rights Offering, the

Company’s shareholders will have a right to buy up to $85 million in the aggregate of new common shares of the reorganized Company for a purchase price of $1.80 per share. All of the cash proceeds from the Rights Offering, together with approximately $10 million of the Company’s cash, would be used for partial satisfaction of the Senior Notes. In addition, the Consenting Noteholders, who will act as the backstop investors in the Rights Offering, would exchange a minimum of $20 million of Senior Notes for new common shares of the reorganized Company at $1.80 per share, regardless of the number of shares purchased by shareholders in the Rights Offering. Senior Notes in the principal amount of $5 million would also be exchanged for additional common shares of the reorganized Company at $1.80 per share. The principal amount of Senior Notes remaining after these various exchanges then would be exchanged for new senior secured notes (the “New Senior Secured Notes”) on terms set forth in the form of New Indenture, as filed with the Court on May 27, 2010. Pursuant to the Final Plan, the noteholders also will receive payment in cash of all pre- and post petition interest accrued on the Senior Notes.

The capitalization of the Company following the consummation of the transactions contemplated by the Final Plan will depend on the level of shareholder participation in the Rights Offering. If no shareholders were to subscribe for new common shares in the Rights Offering, the existing shareholders (including those shareholders who may also be noteholders) would receive up to 49.3% of the Company’s post-reorganization outstanding shares (subject to the distribution of the above mentioned reserve), the noteholders would receive approximately 50.7% of the Company’s post-reorganization outstanding shares, and the Company would issue $110 million in principal amount of New Senior Secured Notes. If the Rights Offering were fully subscribed by the shareholders, the existing shareholders (including those shareholders who may also be noteholders) would receive approximately 87.3% of the Company’s post-reorganization outstanding shares (subject to the distribution of the above mentioned reserve), the noteholders would receive approximately 12.7% of the Company’s post-reorganization outstanding shares, and the Company would issue $90 million in principal amount of New Senior Secured Notes.

Pursuant to the Final Plan and as provided in the Confirmation Order, a 12.94% promissory note issued by GSI to GSI Group Limited, a company organized under the laws of England and Wales and a wholly owned subsidiary of the Company, will be reinstated.

As contemplated by the Final Plan, the reorganized Company’s board of directors will be comprised of seven directors, to include two directors selected by the Required Noteholders (as that term is defined in the May Plan Support Agreement), two directors with industry expertise selected by the Equity Committee, one director selected by mutual agreement between the Required Noteholders and the Equity Committee, one director to be selected from the Company’s current board of directors, and the principal executive officer of the reorganized Company.

Issued and Outstanding Common Shares

As of May 27, 2010, the Company had 47,901,978 common shares issued and outstanding and 350,210 vested, but unissued, restricted common shares. On the Effective Date, all such issued and outstanding common shares in the capital of the Company, including all options, calls, rights, participation rights, puts, awards, commitments or any other agreement to acquire common shares of the Company, will be cancelled and terminated in accordance with the Final Plan, and the holder of any outstanding shares and any vested but unissued restricted shares will receive distributions under the Final Plan as described therein. In addition, any unexercised options and unvested restricted shares of the Company will receive new options and restricted shares of the reorganized Company on the same terms as in effect prior to the Effective Date.

As described above under the subheading “Material Features of the Final Plan”, the capitalization of the reorganized Company following the consummation of the transactions contemplated by the Final Plan will depend on the level of shareholder participation in the Rights Offering.

Assets and Liabilities

As of December 31, 2009, the Company had total assets of $386.7 million and total liabilities of $305.6 million. These amounts are unaudited and subject to change. Any corresponding audited numbers could be materially different as a result of the audit of the Company’s annual financial statements for fiscal year 2009 and the previously announced restatement of the 2008 financial statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2010, the Debtors entered into a Separation and Release Agreement (the “Separation Agreement”) with Dr. Sergio Edelstein in connection with Dr. Edelstein’s voluntary resignation from his position as President and Chief Executive Officer of the Company, as a member of the Board of Directors of the Company and as an officer or director of the Company’s direct and indirect subsidiaries or other affiliates and his related termination of employment with the Company, effective as of May 25, 2010 (the “Separation Date”). The Separation Agreement was approved by the Court on May 27, 2010.

Pursuant to the Separation Agreement, Mr. Edelstein will receive (i) payment for all accrued and unpaid base salary and all earned and accrued unused vacation pay through the Separation Date at the Company’s next regularly scheduled bi-weekly pay date; (ii) severance pay equal to twelve (12) months base salary to be paid in bi-weekly installments over a twelve (12) month period commencing June 1, 2010, totaling $520,000.00 in the aggregate; and (iii) a lump sum payment within five (5) days of June 1, 2010 in the amount of $259,123.48. All payments will be subject to applicable state and federal tax withholdings. All of Mr. Edelstein’s outstanding but unvested shares of restricted stock of the Company (including all shares with time-based or performance based vesting) will become vested immediately and any Company repurchase rights with respect to such restricted stock lapsed as of the date the Court approved the Separation Agreement (i.e., May 27, 2010).

Under the terms of the Separation Agreement, Mr. Edelstein agreed to a non-competition covenant beginning on the Effective Date and ending on the second anniversary of the Separation Date, as well as a customary confidentiality covenant. Additionally, Mr. Edelstein has agreed, following the Separation Date, to provide up to ten (10) hours of transition services per week as an advisor to the Company through the earlier of the Effective Date or August 31, 2010. Mr. Edelstein further agreed to provide up to five (5) hours of transition services per week as an advisor to the Company for a period of six (6) weeks commencing on the earlier of the Effective Date or August 31, 2010.

In consideration for payments made under the Separation Agreement, among other things, Mr. Edelstein also agreed to a general release of claims in favor of the Released Parties (as such term is defined in the Final Plan) and the Equity Committee and its members. In addition, the Company, on behalf of itself and all present and past subsidiaries and affiliates, agreed to a general release of claims in favor of Mr. Edelstein.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the actual agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The appointment of Michael E. Katzenstein as the Company’s Chief Restructuring Officer, as previously reported, was also approved by the Court on May 27, 2010.

Item 7.01	Regulation FD Disclosure.

The following five persons have been selected to serve on the reorganized Company’s board of directors (the “New Board”) as of the Effective Date:

Name of Director	Designated by:
Byron O. Pond	Current Board of Directors of the Company
Stephen W. Bershad	Equity Committee
Peter J. Heiland	Equity Committee
Eugene I. Davis	Required Noteholders
Ira J. Lamel	Required Noteholders

In addition to the five persons named above, the principal executive officer of the reorganized Company as of the Effective Date will also serve on the New Board, and one additional person selected by mutual agreement between the Required Noteholders and the Equity Committee will also serve on the New Board.

The Company intends to commence the Rights Offering contemplated by the Final Plan by June 4, 2010.

The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 28, 2010, the Company issued a press release announcing the approval and confirmation of the Final Plan. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Separation and Release Agreement, by and between Sergio Edelstein and GSI Group Inc., MES International, Inc. and GSI Group Corporation, dated as of May 24, 2010.

99.1	Order Confirming Final Fourth Modified Joint Chapter 11 Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation, dated as of May 27, 2010.

99.2	Final Fourth Modified Joint Chapter 11 Plan of Reorganization for MES International, Inc., GSI Group Inc. and GSI Group Corporation, dated as of May 24, 2010, as supplemented on May 27, 2010, and as confirmed by the United States Bankruptcy Court for the District of Delaware on May 27, 2010.

99.3	Press Release dated May 28, 2010.

Safe Harbor and Forward Looking Information

Certain statements in this current report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this current report that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s emergence from bankruptcy; the consummation of the Final Plan; the expected capitalization of the Company upon emergence including the effects of the reorganization on existing debt holders and shareholders, anticipated dilution and ownership post-reorganization, and the level of shareholder participation in the Rights Offering; the membership of the Company’s board of directors following consummation of the Final Plan; and other statements that are not historical facts. These forward looking statements contain estimates and involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the ability of the Company to successfully complete the transactions contemplated by the Final Plan; the potential adverse impact of the Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the occurrence of any event, change or other circumstance that could give rise to the termination of the Final Plan; the highly unpredictable nature of the semiconductor and electronics materials processing industry; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the results of the proposed restructuring including the issuance of a substantial amount of equity securities in exchange for a portion of the Company’s current indebtedness and the dilutive impact of such issuance, and the incurrence of additional material obligations as part of any such restructuring; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; failure to identify and manage weaknesses in internal controls; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; the Company’s inability to recognize synergies of acquired businesses, including Excel; the Company’s ability to complete and file its delayed periodic reports with the SEC and the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s revenue recognition practices. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Date: May 28, 2010	GSI Group Inc.

	By:	/s/ Glenn E. Davis
Glenn E. Davis Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement, by and between Sergio Edelstein and GSI Group Inc., MES International, Inc. and GSI Group Corporation, dated as of May 24, 2010.

99.1	Order Confirming Final Fourth Modified Joint Chapter 11 Plan of Reorganization for MES International, Inc., GSI Group Inc., and GSI Group Corporation, dated as of May 27, 2010.

99.2	Final Fourth Modified Joint Chapter 11 Plan of Reorganization for MES International, Inc., GSI Group Inc. and GSI Group Corporation, dated as of May 24, 2010, as supplemented on May 27, 2010, and as confirmed by the United States Bankruptcy Court for the District of Delaware on May 27, 2010.

99.3	Press Release dated May 28, 2010.